Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-171220 and 333-171221) and on Form S-1 (No. 333-169550) of Fortegra Financial Corporation of our report dated March 29, 2013 with respect to the consolidated financial statements and financial statement schedules of Fortegra Financial Corporation, included in this Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 2012.

/s/ Johnson Lambert LLP

Jacksonville, Florida
August 23, 2013